Exhibit T3A.20

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Carlos H. Cascos Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

CBL Laredo Member, LLC
File Number: 802378464

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic Limited Liability Company (LLC) has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 01/27/2016

Effective: 01/27/2016

Carlos H. Cascos Secretary of State

Come visit us on the internet at http:/www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Virginia Tobias	TID: 10306	Document: 652360870002

Form 205 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: $300	Certificate of Formation Limited Liability Company	This space reserved for office use. Filed In the Office of the Secretary of State of Texas JAN 2 7 2016 Corporations Section

Article 1 - Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

CBL Laredo Member, LLC

The name must contain the words "limited liability company," "limited company," or an abbreviation of one of these phrases.

Article 2 - Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☑ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

211 E. 7th Street, Suite 620	Austin	TX 78701-3218
Street Address	City	State Zip Code

Article 3 - Governing Authority

(Select and complete either A or B and provide the name and address of each governing person.)

☐ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☑ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

GOVERNING PERSON 1
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL First Name OR IF ORGANIZATION	M.I. Last Name		Suffix
CBL & Associates Limited Partnership
Organization Name ADDRESS 2030 Hamilton Place Blvd., CBL Center, Suite 500	Chattanooga	TN USA	37421
Street or Mailing Address	City	State Country	Zip Code

Form 205	4

GOVERNING PERSON 2
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL
First Name	M.I. Last Name	Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS
Street or Mailing Address	City	State Country Zip Code
GOVERNING PERSON 3
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL
First Name	M.I. Last Name	Suffix
OR
IF ORGANIZATION
Organization Name
ADDRESS
Street or Mailing Address	City	State Country Zip Code

Article 4 - Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Form 205	5

Organizer

The name and address of the organizer:

James D. Henderson

Name

2030 Hamilton Place Blvd., CBL Center, Suite 150	Chattanooga	TN	37421
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or c.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B.  ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ________________________________________________________

C.  ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: 1-27-16

Signature of organizer

James D. Henderson
Printed or typed name of organizer

Form 205	6

Form 401-A (Revised 12/09)	Acceptance of Appointment and Consent to Serve as Registered Agent §5.201 (b) Business Organizations Code

The following form may be used when the person designated as registered agent in a registered agent filing is an individual.

Acceptance of Appointment and Consent to Serve as Registered Agent

I acknowledge, accept and consent to my designation or appointment as registered agent in Texas for

Name of represented entity

I am a resident of the state and understand that it will be my responsibility to receive any process, notice, or demand that is served on me as the registered agent of the represented entity; to forward such to the represented entity; and to immediately notify the represented entity and submit a statement of resignation to the Secretary of State if I resign.

x:
Signature of registered agent	Printed name of registered agent	Date (mm/dd/yyyy)

The following form may be used when the person designated as registered agent in a registered agent filing is an organization.

Acceptance of Appointment and Consent to Serve as Registered Agent

I am authorized to act on behalf of Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

Name of organization designated as registered agent

The organization is registered or otherwise authorized to do business in Texas. The organization acknowledges, accepts and consents to its appointment or designation as registered agent in Texas for:

CBL LAREDO MEMBER, LLC

Name of represented entity

The organization takes responsibility to receive any process, notice, or demand that is served on the organization as the registered agent of the represented entity; to forward such to the represented entity; and to immediately notify the represented entity and submit a statement of resignation to the Secretary of State if the organization resigns.

x:	By:		Brian Courtney, Asst. Vice President	1/27/2016
		Signature of person authorized to act on behalf of organization	Printed name of authorized personDate	(mm/dd/yyyy)

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

Form 401-A	3